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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-61292, No. 33-61294, No. 33-67298, No. 333-3430 and No. 333-11899 of Sullivan
Dental Products, Inc. on Forms S-8, Registration Statements No. 33-61284, No. 33-67294, No. 33-91962 and No. 333-3428 of Sullivan Dental Products, Inc. on Forms S-3 and Registration Statement No. 333-11901 of Sullivan Dental Products, Inc. on Form S-4 of our reports dated February 18, 1997, appearing in the Annual Report on Form 10-K of Sullivan Dental Products, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 24, 1997